SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date earliest event reported) December 1, 2005

                             MTR GAMING GROUP, INC.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)


                             MTR GAMING GROUP, INC.
                        ---------------------------------
                        (Name of Person Filing Statement)



    Delaware                    000-20508                         84-1103135
-------------------        ---------------------           ---------------------
(State or other             (Commission File                   (IRS Employer
jurisdiction of                 Number)                      Identification No.)
incorporation)


                   STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA 26034
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (304) 387-8300


                                      N/A
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if changed since Last Report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

               On December 1, 2005, the Registrant and TBR Acquisition Group, LLC ("TBR"), a newly-formed entity controlled by Edson R. Arneault, the Chief Executive Officer, President and a director of the Registrant, and Robert A. Blatt, Executive Vice President and a director of the Registrant, entered into a letter agreement (the "Expense Reimbursement Agreement") regarding reimbursement, under certain circumstances, of up to $250,000 of the actual, out-of-pocket expenses incurred by TBR in connection with its proposal to acquire all of the issued and outstanding shares of common stock of the Registrant not already owned by TBR or its affiliates, referred to in Item 8.01 below (the "Acquisition Proposal").

               Pursuant to the Expense Reimbursement Agreement, the Registrant will reimburse TBR for said expenses (incurred prior to such time as the Registrant advises TBR that the Registrant intends to pursue an alternative proposal or not to recommend that stockholders accept TBR's Acquisition Proposal) in the event that (a)(i) TBR delivers to the Registrant evidence reasonably satisfactory to the Special Committee of the Board of Directors of the Registrant (established as a result of the Acquisition Proposal) that TBR will have requisite financing to complete such acquisition ("Evidence of Financing") and (ii) the Registrant enters into a definitive agreement with a third party with respect to an alternative transaction within 12 months from the date of the Expense Reimbursement Agreement or (b)(i) prior to receipt from TBR of Evidence of Financing, the Registrant enters into a definitive agreement with a third party with respect to an alternative transaction within 12 months from the date of the Expense Reimbursement Agreement and (ii) the Registrant consummates such alternative transaction.

               The foregoing description of the Expense Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Expense Reimbursement Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.


Item 8.01.     Other Events

               On December 2, 2005, the Registrant issued a press release announcing that it received the Acquisition Proposal. The press release concerning the Acquisition Proposal is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

               On November 3, 2005, the Registrant received a letter from TBR setting forth the Acquisition Proposal at a price of $9.00 per share which was expressly conditioned upon the Registrant's agreement to a number requirements, certain of which were unacceptable to the independent members of the Board of Directors and to the Special Committee of the Board subsequently established to consider the Acquisition Proposal or other strategic alternatives, and TBR was so advised. As a result of discussions during the period from November 3, 2005 to December 1, 2005 between the Special Committee of the Board and representatives of TBR, the Special Committee and TBR reached an understanding on the matters reflected in the Expense Reimbursement Agreement and TBR withdrew the requirements contained in the Acquisition Proposal that were unacceptable to the Special Committee, as reflected in a December 1, 2005 letter that the Registrant received from TBR confirming its interest in pursuing the Acquisition Proposal. The December 1 letter also increased the price per share of the Acquisition Proposal to $9.50, in light of the rise in the market price of the Registrant's common stock since November 3. Copies of the November 3, 2005 and
December 1, 2005 letters are attached hereto as Exhibits 99.2 and 99.3, respectively. As indicated in the Registrant's December 2 press release, there can be no assurance that the Acquisition Proposal or any other strategic transaction will be approved or completed.

Item 9.01.    Financial Statements and Exhibits

              (c) Exhibits:

                  Exhibit No.   Description

                  10.1 Letter Agreement, dated December 1, 2005 between the Registrant and TBR

                  99.1          Press Release, dated December 2, 2005

                  99.2 Letter from TBR to the Board of Directors of the Registrant, dated November 3, 2005

                  99.3          Letter from TBR to the Registrant, dated
                                December 1, 2005



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MTR GAMING GROUP, INC.


                                       By:  /s/ John W. Bittner, Jr.
                                            ------------------------
                                            John W. Bittner, Jr.
                                            Chief Financial Officer

                                       Date:  December 2, 2005

                                  EXHIBIT INDEX


                  Exhibit No.   Description

                  10.1 Letter Agreement, dated December 1, 2005 between the Registrant and TBR

                  99.1          Press Release, dated December 2, 2005

                  99.2 Letter from TBR to the Board of Directors of the Registrant, dated November 3, 2005

                  99.3          Letter from TBR to the Registrant, dated
                                December 1, 2005